Exhibit 99.1

BALLY’S CORPORATION ANNOUNCES CFO TRANSITION
AND COMMENCES SEARCH FOR PERMANENT SUCCESSOR

Bally’s Appoints Gaming Industry Veteran and
President, George Papanier, to Serve as Interim CFO

PROVIDENCE, R.I., September 3, 2026 — Bally's Corporation (NYSE: BALY) announced today that Executive Vice President and Chief Financial Officer, Mira Mircheva, has notified the Company of her intent to resign her positions of Executive Vice President and Chief Financial Officer. Ms. Mircheva is leaving Bally’s for personal reasons and while her resignation is effective September 4, 2026 she will remain with the Company through September 30, 2026, to ensure a seamless leadership transition.

To lead the financial organization during this transition, the Board of Directors has appointed George Papanier as Interim Chief Financial Officer, effective September 4, 2026. Mr. Papanier will retain his current roles as President of Bally's and member of the Board of Directors. The Board has commenced a search to identify a permanent Chief Financial Officer.

Mr. Papanier brings over 40 years of gaming industry experience and deep financial experience to the position. A Certified Public Accountant, he has served as President of Bally’s land-based casino operations since October 2021. He previously served as the Company's President and Chief Executive Officer from February 2011 to October 2021, after joining Bally's as Chief Operating Officer in 2004, and served as the interim Chief Financial Officer for Bally's in 2023.

“On behalf of the entire Board and executive management team, I want to thank Mira for her dedication to Bally's and we wish her great success going forward,” said Robeson Reeves, Chief Executive Officer of Bally's Corporation. “Having spent more than two decades in key operating and financial leadership roles at Bally’s, George has been instrumental in developing our business model, asset portfolio, and growth strategy. He steps into the interim role supported by an experienced finance organization and I am confident that our reporting, controls and capital markets work will continue without disruption.”

About Bally’s Corporation

Bally's (NYSE: BALY) is a fast-growing global entertainment brand with 20 casinos across 11 U.S. states and one casino in Newcastle, UK, along with a golf course in New York and horse racetracks in Colorado and forthcoming in Wyoming. Bally’s also owns Bally Bet, a first-in-class sports betting and igaming platform licensed in 14 jurisdictions in North America. Bally’s holds a majority interest in Bally’s Intralot S.A. (ATSE: BYLOT), a leading lottery solutions supplier and gaming operator active in 39 jurisdictions worldwide. Bally's casino operations include approximately 17,700 slot machines, 630 table games, and 3,950 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas, has been awarded a license to build a full-scale casino and resort in The Bronx, New York, and an integrated destination resort in Chicago, Illinois. Bally’s is the first publicly traded gaming company to achieve Minority Business Enterprise (MBE) certification through the National Minority Supplier Development Council (NMSDC). Bally’s has over 12,000 employees across the world, recognized for their innovation, energy, and dedication to creating thrilling gaming experiences.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Lauren Westerfield	Joseph Jaffoni, Christin Armacost
Global Vice President Public Relations	JCIR
401-475- 8474	212-835-8500
ir@ballys.com	baly@jcir.com